Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Merrimack Pharmaceuticals, Inc. of our report dated July 8, 2011 relating to the financial statements of Merrimack Pharmaceuticals, Inc. which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
September 15, 2011